Artisan Partners Funds N-CSR

Exhibit 99.(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)

and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Artisan Partners Funds, Inc. (“Artisan Funds”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Artisan Funds does hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Artisan Funds as of, and for, the periods presented in the Report.

Date:      December 1, 2023

/s/ Gregory K. Ramirez

Gregory K. Ramirez

Principal Executive Officer

Date:      December 1, 2023

/s/ Shannon K. Jagodinski

Shannon K. Jagodinski

Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Artisan Funds and will be retained by Artisan Funds and furnished to the Securities and Exchange Commission or its staff upon request.